                                                                    EXHIBIT 12.1

                           SUN HEALTHCARE GROUP, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES

                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)
                                  (UNAUDITED)


                                                                 YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------
EARNINGS:                                           1992       1993       1994       1995       1996
                                                  ---------  ---------  ---------  ---------  ---------
  Earnings before income taxes and extraordinary
    items.......................................  $   7,258  $  22,710  $  36,807  $  12,794  $  52,466
  Add Fixed Charges (excluding portion
    capitalized)................................      7,891      9,634     39,742     65,444     75,553
                                                  ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges............  $  15,149  $  32,344  $  76,549  $  78,238  $ 128,019
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
  Interest charges (including portion
    capitalized)................................  $     925  $     379  $  14,253  $  24,668  $  28,371
  Estimated interest factor on rental expense...      6,966      9,293     29,194     43,615     49,654
                                                  ---------  ---------  ---------  ---------  ---------
Total fixed charges.............................  $   7,891  $   9,672  $  43,447  $  68,283  $  78,025
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES..............       1.92       3.34       1.76       1.15       1.64
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------